UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2011

Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition.

On October 31, 2011, Transcat, Inc. (the “Company”) issued a press release regarding its financial results for its fiscal year 2012 second quarter ended September 24, 2011.

The press release is attached to this Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2011, the Company announced that Lee D. Rudow was named Chief Operating Officer, effective November 14, 2011. With Mr. Rudow’s appointment, the Company will separate out the role of Chief Operating Officer, a position previously held by Charles P. Hadeed in addition to his position as the Company’s President and Chief Executive Officer.

Mr. Rudow, age 47, brings more than 25 years of experience in the calibration services and electronic test and measurement industry and strategic leadership experience to the Company, having held a variety of leadership positions at other leading companies in the electronics equipment and services industry. Prior to joining the Company, from 2008 to 2011, he served as Executive Vice President of Sales and Operations for Simco Electronics. Prior to that, from 2006 to 2008, he was President and Chief Executive Officer of Davis Calibration, Inc. and served as President of its related business and predecessor, Davis Inotek Corp. from 1996 to 2006 and Davis Instruments Corp. from 1986 to 1996, respectively. Mr. Rudow earned his Bachelor of Arts degree in Business Administration from Loyola University.

There was no arrangement or understanding between Mr. Rudow and any other person pursuant to which he was appointed Chief Operating Officer. Since March 28, 2010, there have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Rudow, or any member of his immediate family, had, or will have, a direct or indirect material interest. The Company and Mr. Rudow are not parties to an employment agreement.

Mr. Rudow’s annual base salary was set at $250,000 and his target performance-based cash incentive award amount as a percentage of base salary under the Company’s performance incentive plan was set at 50% (which amount will be dependent solely on Company performance). The Company’s performance incentive plan, which is an annual cash incentive program designed to compensate key management members, is described under the heading “Performance-Based Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 22, 2011. Such description is incorporated herein by reference.

Mr. Rudow was also granted a performance-based restricted stock award, which will be determined and be effective as of November 14, 2011. The shares underlying this performance-based restricted stock award will vest after three years subject to the Company achieving specific cumulative fully-diluted earnings per share objectives over the eligible three-year period ending in fiscal year 2014. Performance-based equity awards are described under the heading “Long-Term Incentive Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 22, 2011. Such description is incorporated herein by reference.

Mr. Rudow will be subject to the Company’s stock ownership objectives for executive officers and will also be eligible to participate in and/or receive benefits under the Company’s non-qualified deferred compensation program, 401(k) plan, health and welfare plans, including medical, dental and long-term care plans, executive life insurance, short-term disability insurance, and the post-retirement plan for officers.

On November 1, 2011, the Company issued a press release announcing Mr. Rudow’s appointment as Chief Operating Officer. The press release is attached to this Form 8-K as Exhibit 99.2.

Item 8.01        Other Events.

On October 31, 2011, the Board of Directors of the Company adopted a share repurchase plan (the “Repurchase Plan”), which allows the Company to repurchase shares of Company common stock from certain executive officers and directors, subject to certain conditions and limitations. The purpose of the Repurchase Plan is to provide limited liquidity for eligible participants.

Under the Repurchase Plan, the Company may repurchase certain shares presented to the Company for cash to the extent it has sufficient funds to do so, subject to certain conditions and limitations. The Company may repurchase shares on a continuous basis, but may not expend more than $1,000,000 in any fiscal year to repurchase shares under the Repurchase Plan.

The prices per share at which the Company will repurchase shares will be the weighted average price per share at which the shares are trading on the NASDAQ Global Market for the twenty (20) trading days following the Company’s acceptance of a repurchase request.

An executive officer or director may not withdraw a repurchase request once it has been submitted to the Company. The Company will reject an executive officer’s or director’s repurchase request and be under no obligation to repurchase the executive officer’s or director’s shares if: (i) the per share closing price of the shares on the NASDAQ Global Market on the trading day prior to the proposed repurchase date is 15% lower than the repurchase price; (ii) the repurchase of an executive officer’s or director’s shares would result in such executive officer or director failing to meet the applicable minimum stock ownership guidelines of the Company; (iii) in the case of an independent director, the repurchase of the shares would result in excess of $120,000 being paid to such director during any period of twelve (12) consecutive months; (iv) the repurchase would cause an event of default under any credit agreement to which the Company is a party; (v) immediately after the repurchase of the shares, the Company’s assets would be less than its liabilities, plus the Company’s stated capital, if any; (vi) the Company is insolvent or there are reasonable grounds to believe that by such repurchase the Company would be rendered insolvent; or (vii) the repurchase would constitute a violation of applicable law.

The Board of Directors, in its sole discretion, may terminate, amend or suspend the Repurchase Plan at any time.

The full text of the Repurchase Plan is attached to this Form 8-K as Exhibit 10.1.

In addition to adopting the Repurchase Plan, on October 31, 2011, the Board amended Section 4.(a) of the Transcat, Inc. 2009 Insider Stock Sales Plan to provide that the purchase price of the shares to be sold under the plan be based on the weighted average closing price per share rather than the average closing price per share over the twenty (20) trading days prior to the proposed transfer date. No other changes were made to the plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Transcat, Inc. Executive Officer and Director Share Repurchase Plan

99.1	Transcat, Inc. Press Release dated October 31, 2011

99.2	Transcat, Inc. Press Release dated November 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: November 4, 2011	By:	/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance and Chief Financial Officer